UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2019

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(zip code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CUI	Nasdaq Capital Market

Item 8.01     Other Events.

On May 15, 2019, CUI Global, Inc. (“Registrant”, “CUI”, “we”, or “our”) filed a press release to announce the entry into a non-binding letter of intent, dated May 6, 2019, relating to a business combination with Nikola, LLC. Copies of the press release and non-binding letter of intent are included herewith as Exhibits 99.1 and 99.2, which are incorporated herein by reference.

The non-binding letter of intent anticipates that we will enter into an acquisition agreement with a newly formed entity, Nikola LLC, as the parent company of four wholly owned subsidiaries. The consideration for this intended acquisition includes: a combination of cash, seller debt, and equity (“Potential Transaction”).

The Potential Transaction contemplates that we will issue shares representing approximately 85% ownership of CUI on a post transaction basis, plus cash consideration of $30 million payable at closing, plus $45 million as evidenced by a 1-year unsecured promissory note at 6.0% annualized interest paid quarterly in cash, plus assumption of $15 million in indebtedness. Additionally, the terms contemplate a potential earn out of an additional aggregate consideration of up to $200 million in cash payable over five years that is contingent on our consolidated post-closing EBITDA. The Potential Transaction, if consummated, will result in the equity holders of Nikola, LLC obtaining voting control over CUI.

Some of the risks and uncertainties relating to the Potential Transaction include, but are not limited to:

•	There is no assurance that we will consummate the Project Nikola transaction for a variety of reasons, including but not limited to: (i) completion of acceptable due diligence procedures; (ii) inability to consummate the financing on acceptable terms; (iii) failure to obtain required regulatory approvals or third party consents; (iv) the parties being unable to finalize or agree to definitive terms and conditions as described in the non-binding letter of intent; (v) failure to obtain the required audited financial statements of the Nikola entities in conformity with Regulation S-X and (vi) our shareholders not approving the transaction.
•

The market price for shares of our common stock following the completion of the acquisition may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of CUI common stock.

•	CUI stockholders will have substantially reduced ownership and voting interest in and will exercise less influence over management of the combined company.
•

Whether or not the acquisition is completed, the announcement and pendency of the acquisition could cause disruptions in the businesses of CUI, which could have an adverse effect on our financial results.

•	CUI will incur significant transaction, acquisition-related and restructuring costs in connection with the acquisition.
•	Combining the businesses of CUI and the acquired Nikola subsidiaries may be more difficult, costly or time-consuming than expected.
•	New debt covenants will limit our financial flexibility.
•

If we fail to maintain proper and effective internal control over the financial reporting of the acquired subsidiaries, their ability to produce accurate and timely financial statements could be impaired which could cause investors to lose confidence in our financial reporting and the trading price of the combined company’s common stock may decline.

•	Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the acquisition.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 15, 2019.

99.2	Non-binding letter of intent between CUI Global, Inc. and Nikola, LLC, dated May 6, 2019 (furnished with the Commission as a part of this Form 8-K).

99.3	Presentation on Proposed Transaction to Create a Diversified Energy Services Company (“Pro Forma CUI”).

Information contained on the Registrant’s website is not incorporated by reference into this Current Report on Form 8-K. The information in the preceding paragraphs, as well as Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated into another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references Section 8.01 of this Current Report on Form 8-K. All information in the press release speaks as of the date thereof, and the Registrant does not assume any obligation to update such information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 8.01 of this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 15th day of May 2019.

CUI Global, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer